SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 3, 2005

KOHL’S CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-11084	39-1630919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (262) 703-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Registrant has entered into Employment Agreements (the "Employment Agreements") with each of Registrant’s Executive Vice Presidents (“Executives”) as of January 3, 2005.  Pursuant to the Employment Agreements, each Executive has agreed to continue to serve in his or her current capacity unless such individual’s employment is terminated in accordance with specific terms.  Each Employment Agreement provides that the Executive shall be eligible to participate in the plans, programs and policies which the Registrant makes available to other senior executives from time to time.  The Employment Agreements also include terms dealing with the rights of the Executives to payments and other benefits following termination under certain circumstances, noncompetition and confidentiality provisions, as well as other provisions frequently found in executive employment agreements.  Upon execution of their respective Employment Agreements, each of the Executives has been granted restricted stock of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 5, 2005

KOHL’S CORPORATION

By:/s/ Richard D. Schepp

Richard D. Schepp

Executive Vice President

General Counsel and Secretary